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                                                                      EXHIBIT 11
                       CAPITAL ONE FINANCIAL CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS
             THREE AND SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                 (dollars in thousands, except per share data)


                                                                    THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                        SEPTEMBER 30                      SEPTEMBER 30
-----------------------------------------------------------------------------------------------------------------------------
                                                                  1996              1995              1996             1995
=============================================================================================================================

PRIMARY
         Net income                                          $     38,821      $    33,948        $   115,017     $    88,703
=============================================================================================================================
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
     SHARES OUTSTANDING
         Average common shares outstanding                     66,249,581       65,641,117         66,207,452      65,624,029
         Net effect of dilutive restricted stock (1)                5,623          359,926              8,543         327,958
         Net effect of dilutive stock options (1)                 768,893          539,121            691,826         333,706
-----------------------------------------------------------------------------------------------------------------------------
             Weighted average common and common
                 equivalent shares                             67,024,097       66,540,164         66,907,821      66,285,693
=============================================================================================================================

EARNINGS PER SHARE                                           $       0.58      $      0.51        $      1.72     $      1.34
=============================================================================================================================

FULLY DILUTED
         Net income                                          $     38,821      $    33,948        $   115,017     $    88,703
=============================================================================================================================

WEIGHTED AVERAGE COMMON AND COMMON
         EQUIVALENT SHARES OUTSTANDING
         Average common shares outstanding                     66,249,581       65,641,117         66,207,452      65,624,029
         Net effect of dilutive restricted stock (2)                6,118          371,081             11,840         363,129
         Net effect of dilutive stock options (2)                 802,430          714,785            802,430         714,785
-----------------------------------------------------------------------------------------------------------------------------
             Weighted average common and
                 common equivalent shares                      67,058,129       66,726,983         67,021,722      66,701,943
=============================================================================================================================

EARNINGS PER SHARE                                           $       0.58      $      0.51        $      1.72     $      1.33
=============================================================================================================================

(1)  Based on the treasury stock method using average market price.

(2) Based on the treasury stock method using the higher of ending or average market price.

     The calculations of common and common equivalent earnings per share and fully diluted earnings per share are submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although both calculations are not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because there is dilution of less than 3%. The Registrant has elected to show fully diluted earnings per share in its financial statements.





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